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                                                                    EXHIBIT 10.1

WORLDQUEST NETWORKS, INC.

                              PURCHASE AGREEMENT

     This Purchase Agreement ("Agreement") is entered into effective as of April 17, 2000 between BDC LLC, a Delaware limited liability company ("BDC"), and WorldQuest Networks, Inc., a Texas corporation ("WQN").

     WHEREAS, BDC and WQN entered into that certain Joint Venture Agreement dated April 9, 1999 (the "JV Agreement") pursuant to which the parties formed a joint venture (the "JV") to provide Internet voice and related services at three sites identified in the JV Agreement; and

     WHEREAS, WQN desires to purchase from BDC, and BDC desires to sell to WQN, all of BDC's right, title and interest in and to the JV upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. WQN hereby purchases from BDC, and BDC hereby sells to WQN, all of BDC's right, title and interest in and to the JV and the JV shall be deemed dissolved and BDC shall have no further right or interest in or to the Joint Venture or any of the assets, business or profits of the JV and WQN shall be entitled to 100% thereof from and after the date of this Agreement. WQN shall pay $600,000 for the purchase of BDC's interest in the JV, which amount shall be paid in immediately available funds. BDC hereby represents, warrants and covenants to WQN that BDC is transferring good, marketable and valid title to its interest in the JV to WQN free and clear of all liens, security interests, taxes, encumbrances, restrictions on transferability or claim of any interest therein of any kind by any other party.

     2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument; shall be governed by and construed in accordance with the laws of the State of Texas; and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, administrators and assigns. The parties agree from and after the date hereof, upon request of the other party, to execute, acknowledge and deliver all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement.

     Executed effective as of the date and year first above written.

                                 BDC LLC

                                 By:   /s/ E. Denton Jones
                                       -----------------------------------
                                       E. Denton Jones, Member and Manager

                                 WORLDQUEST NETWORKS, INC.

                                 By:    /s/ B. Michael Adler
                                        --------------------
                                        B. Michael Adler, Chairman and CEO